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                                                                     EXHIBIT 4.1

                           OWENS-ILLINOIS GROUP, INC.
                       OWENS-BROCKWAY GLASS CONTAINER INC.
                               OI GENERAL FTS INC.
                          OI PLASTIC PRODUCTS FTS INC.
                              UNITED GLASS LIMITED
                           UNITED GLASS GROUP LIMITED
                     OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED
                           ACI OPERATIONS PTY LIMITED
                                OI ITALIA S.R.L.
                  AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.

                                SECOND AMENDMENT
                           TO SECURED CREDIT AGREEMENT
                           DATED AS OF APRIL 19, 2002

          This SECOND AMENDMENT TO SECURED CREDIT AGREEMENT (this "AMENDMENT") is dated as of April 19, 2002 and entered into by and among OWENS-ILLINOIS GROUP, INC., a Delaware corporation ("COMPANY"), OWENS-BROCKWAY GLASS CONTAINER INC., a Delaware corporation ("OWENS BROCKWAY"), OI GENERAL FTS INC., a Delaware corporation ("O-I GENERAL FTS"), OI PLASTIC PRODUCTS FTS INC., a Delaware corporation ("O-I Plastic), UNITED GLASS LIMITED, a corporation organized under the laws of England and Wales, UNITED GLASS GROUP LIMITED, a corporation organized under the laws of England and Wales, OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED, a limited liability company organized under the laws of Australia, ACI OPERATIONS PTY LIMITED, a limited liability company organized under the laws of Australia, OI ITALIA S.R.L., a limited liability company organized under the laws of Italy, AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A., a joint stock company organized under the laws of Italy, OWENS-ILLINOIS GENERAL, INC., a Delaware corporation, as Borrowers' Agent (in such capacity "BORROWERS' AGENT"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually a "LENDER" and collectively, "LENDERS") and DEUTSCHE BANK TRUST COMPANY AMERICAS (F/K/A BANKERS TRUST COMPANY), as Administrative Agent (in such capacity, "ADMINISTRATIVE AGENT") and Collateral Agent (in such capacity, "COLLATERAL AGENT") for the Lenders and is made with reference to that certain Secured Credit Agreement dated as of April 23, 2001, as amended by that certain First Amendment to Credit Agreement and Consent dated as of December 31, 2001 (as so amended, the "CREDIT AGREEMENT"), by and among the foregoing parties. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

          WHEREAS, Holdings and its Subsidiaries desire to increase their unfunded non-cash reserve for claims of persons against Holdings for exposure to asbestos-containing products and expenses related thereto;

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          WHEREAS, Borrowers have requested that the definition of "Consolidated
Net Income" be amended to exclude the effects of the increase of such reserve in calculating certain financial covenants in the Credit Agreement;

          WHEREAS, Borrowers have requested that the requirements for the maximum Consolidated Leverage Ratio be modified for certain dates;

          WHEREAS, Borrowers have requested that Holdings be permitted to make certain repurchases of the Existing Senior Notes maturing in 2004 and 2005 irrespective of the order of the maturities of such notes;

          WHEREAS, Borrowers have agreed to divide a portion of outstanding Revolving Loans into a separated funded tranche of Loans; and

          WHEREAS, Borrowers and Lenders desire to amend the assignment provisions to permit separate assignment of such separated funded loans.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO DEFINITIONS

          A. COMPLETE DEFINITIONS. Subsection 1.1 of the Credit Agreement is hereby amended by adding or revising the following definitions, each to be included in the appropriate alphabetical order:

          "'CONSOLIDATED NET INCOME' means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP adjusted to exclude the effects of the 2002 Additional Asbestos Reserve during such period.

          "'GENERAL REVOLVING LOANS' means Revolving Loans that are not Separated Funded Loans.

          "'GENERAL REVOLVING NOTE" means a promissory note of a Domestic Borrower substantially in the form of Exhibit XIX annexed hereto, issued in favor of Lenders pursuant to subsection 2.1G(iv) to evidence the General Revolving Loans made to such Domestic Borrower, as it may be amended, supplemented or otherwise modified from time to time. "GENERAL REVOLVING NOTES" means all such promissory notes collectively, as they may be amended, supplemented or otherwise modified from time to time.

          "'REVOLVING LOANS" means, as the context requires, either Separated Funded Loans or General Revolving Loans, or a combination thereof.

          "'REVOLVING NOTES" means, as the context requires, either "Revolving Notes" issued prior to the Second Amendment Effective Date, Separated Funded Notes or General Revolving Notes, or a combination thereof.

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          "'SECOND AMENDMENT' means that certain Second Amendment dated as of
April 19, 2002 to the Credit Agreement.

          "'SECOND AMENDMENT EFFECTIVE DATE' means the date pursuant to which the Second Amendment becomes effective in accordance with its terms.

          "'SECOND AMENDMENT EFFECTIVE DATE AGGREGATE REVOLVING LOAN BALANCE' means the principal amount of all Revolving Loans outstanding on the Second Amendment Effective Date.

          "'SEPARATED FUNDED LOANS' means those Revolving Loans in an aggregate principal amount of $500,000,000 separated into a tranche of funded loans on the Second Amendment Effective Date pursuant to subsection 2.1A(iii).

          "'SEPARATED FUNDED NOTES" means a promissory note of O-I Plastic substantially in the form of Exhibit XX annexed hereto, issued in favor of Lenders pursuant to subsection 2.1G(iv) to evidence the Separated Funded Loan made to O-I Plastic, as it may be amended, supplemented or otherwise modified from time to time. "SEPARATED FUNDED NOTES" means all such promissory notes collectively, as they may be amended, supplemented or otherwise modified from time to time."

          "'2002 ADDITIONAL ASBESTOS RESERVE' means an unfunded increase made as of March 31, 2002 in the reserve for claims of persons against Holdings for exposure to asbestos-containing products and expenses related thereto in an amount not to exceed $500,000,000."

          B. MODIFIED DEFINITIONS. Subsection 1.1 of the Credit Agreement is hereby amended by modifying portions of the following existing definitions:

               1. "Consolidated Net Worth" is modified to add the following further proviso at the end thereof:

               "; PROVIDED FURTHER that no adjustment shall be made in Consolidated Net Worth for the effects of the 2002 Additional Asbestos Reserve."

               2. "Domestic Borrower's Total Utilization of Revolving Loan Commitments" is modified to substitute "General Revolving Loans" for "Revolving Loans" in the third line thereof.

               3. "Lender" and "Lenders" are modified to revise the further proviso to read as follows:

               "; PROVIDED FURTHER that the term "Lenders" when used in the context of a particular Commitment or Loan, shall mean Lenders having that Commitment or making that Loan."

               4. "Proportionate Percentage" is modified to add the following sentence at the end thereof: "The Proportionate Percentage of O-I Plastic of the Separated Funded Loans is 100%."

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               5.  "Revolving Loan Exposure" is modified to revise clause (i)
          and subclause (ii)(a) to read as follows:

               "'(i) prior to the termination of the Revolving Loan Commitments, the sum of that Lender's Revolving Loan Commitment PLUS the Separated Funded Loans of that Lender and (ii) after the termination of the Revolving Loan Commitments, the sum (without duplication) of (a) the sum of the aggregate outstanding principal amount of the Revolving Loans and Separated Funded Loans of that Lender PLUS'"

          The remainder of such definition is not changed.

               6. "Total Utilization of Revolving Loan Commitment" is modified to substitute "General Revolving Loans" for "Revolving Loans" in clause (i) thereof.

SECTION 2. AMENDMENTS TO LOANS AND COMMITMENTS; NOTES.

          A. SEPARATION OF SEPARATED FUNDED LOANS. Subsection 2.1A of the Credit Agreement is amended by adding a new subsection 2.1A(iii) to read in its entirety as follows:

               "(iii) SEPARATED FUNDED LOANS AND GENERAL REVOLVING LOANS.

               On the Second Amendment Effective Date, Revolving Loans outstanding on such date shall be separated into a tranche of Separated Funded Loans in an aggregate principal amount of $500,000,000 and General Revolving Loans in an aggregate principal amount equal to the difference between the Second Amendment Effective Date Aggregate Revolving Loan Balance and $500,000,000, and the amount of the Revolving Loan Commitments in effect immediately prior to the Second Amendment Effective Date shall be permanently reduced by $500,000,000. Such separation of Loans and reduction of Revolving Loan Commitments shall be effected ratably among all Lenders having a Revolving Loan Commitment in accordance with their respective Pro Rata Shares. Once repaid, Separated Funded Loans may not be reborrowed.

               All payments, computations and other matters relating to the Separated Funded Loans shall be made proportionately among all Lenders having Separated Funded Loans in the percentage obtained by DIVIDING
          (x) the Separated Funded Loans of that Lender BY (y) the aggregate Separated Funded Loans of all Lenders.

               The Separated Funded Loans shall be the primary Obligations of O-I Plastic and the joint and several Obligations of each Domestic Borrower. The General Revolving Loans shall be the primary Obligations of the Borrower incurring the Revolving Loans (after giving effect to the separation of $500,000,000 of such Revolving Loans of O-I Plastic into the Separated Funded Loans) and the joint and several Obligations of the Domestic Borrowers.

               After giving effect to the separation of Revolving Loans and reduction of the Revolving Loan Commitments made pursuant to this subsection 2.1A(iii) on

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          the Second Amendment Effective Date, the Separated Funded Loans shall be assigned separately from any General Revolving Loan or Revolving Loan Commitment held by the assignor, such assignment of Separated Funded Loans shall not release the assignor from any portion of its obligations with respect to its Revolving Loan Commitment and the assignee shall not acquire any obligations with respect to the Revolving Loan Commitments, including any obligation relating to the making of additional General Revolving Loans, the participation in any Letters of Credit or drawings under the Overdraft Agreements, but such assignee shall be liable for its Pro Rata Share of obligations relating to indemnification of Agents and expense reimbursement of Agents pursuant to subsection 8.4."

          B. ISSUANCE OF SEPARATED FUNDED NOTES AND GENERAL REVOLVING NOTES. Subsection 2.1G(iv) is hereby amended by adding the following sentence immediately after the first sentence hereof:

          "In addition, on and after the Second Amendment Effective Date, if so requested by any Lender by written notice to Domestic Borrowers (with a copy to Administrative Agent), each Lender having a Revolving Loan Commitment may request that O-I Plastic issue a Separated Funded Note to such Lender (or its permitted assignee) substantially in the form of Exhibit XX hereto to evidence such Lender's (or permitted assignee's) Separated Funded Loan and a General Revolving Note to such Lender substantially in the form of Exhibit XIX hereto to evidence such Lender's General Revolving Loans (and giving effect to the separation of the Separated Funded Note so issued) and such Lender shall concurrently return its Revolving Note to Borrowers' Agent."

The remainder of such subsection is unchanged.

          C. FEE ON SEPARATED FUNDED LOANS. Subsection 2.3 of the Credit Agreement is amended to add a new subsection 2.3D to read in its entirety as follows:

          "D. FEE ON SEPARATED FUNDED LOAN. O-I Plastic shall pay to Administrative Agent (for distribution to each Lender holding a Separated Funded Loan in accordance with such Lender's Pro Rata Share) a fee with respect to the Separated Funded Loans, for the period from the Second Amendment Effective Date until payment in full thereof, equal to the daily average principal amount of the Separated Funded Loans MULTIPLIED by 0.50% per annum, such fees to be computed on the basis of a 360-day year and to be payable in arrears on each Fee Payment Date for the three-month period ending on the day prior to such Fee Payment Date, commencing on the first such date to occur after the Second Amendment Effective Date, and on payment in full of the Separated Funded Loans."

          D. AMENDMENTS OF PREPAYMENT PROVISIONS.

          1. AMENDMENT OF INTRODUCTORY CLAUSE OF MANDATORY PREPAYMENT PROVISIONS. The introductory clause of subsection 2.4A(ii) is hereby amended to read as follows:

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          "The Loans shall be prepaid and/or, subject to subsection 2.4A(iii), the Revolving Loan Commitments shall be permanently reduced in the amount and under the circumstances set forth below:"

               2. Amendment of Prepayment Provisions due to Reduction of Revolving Loan Commitments. Subsection 2.4A(ii)(g) is hereby amended to read in its entirety as follows:

                    "(g) Each Domestic Borrower shall make prepayments of its General Revolving Loans and Separated Funded Loans to the extent necessary so that the aggregate outstanding principal amount of the sum of General Revolving Loans and Separated Funded Loans to such Domestic Borrower at any time does not exceed the sum of the Revolving Loan Commitments then in effect to such Domestic Borrower PLUS its Separated Funded Loans giving effect to the application of the second sentence of subsection 2.4A(iii). Domestic Borrowers shall also make such prepayments of Revolving Loans (and cause the relevant Offshore Borrowers in the case of Offshore Loans, to make) prepayments of the Revolving Loans, and Offshore Loans to the extent necessary so that
          (a) the Total Utilization of Revolving Loan Commitments at any time does not exceed the Revolving Loan Commitments then in effect and (B) no Domestic Borrower's Total Utilization of the Revolving Loan Commitments exceed the Revolving Loan Commitments to such Domestic Borrower then in effect.'

               3. AMENDMENT OF APPLICATION OF PREPAYMENTS. The first two sentences of subsection 2.4A(iii) of the Credit Agreement shall be amended to read in their entirety as follows:

               "(iii) APPLICATION OF PREPAYMENTS. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by the applicable Borrower in the applicable notice of prepayment; provided that in the event the applicable Borrower fails to specify the Loans to which any such prepayment by it shall be applied, such prepayment shall be FIRST to repay outstanding Revolving Loans to the full extent thereof, SECOND to repay outstanding Term Loans to the full extent thereof, and THIRD to the L/C Collateral Account until the L/C Collateral Account holds an amount equal to the Aggregate Available Amount (as defined in the Security Agreement); PROVIDED that if no order is specified, voluntary prepayments applicable to the Revolving Loans hereunder shall be applied pro rata among all Revolving Loans and, in the case of Offshore Borrowers, to prepay Offshore Loans; PROVIDED FURTHER that, notwithstanding anything in the foregoing to the contrary, such voluntary prepayments of Revolving Loans shall be applied first to General Revolving Loans to the full extent thereof and then to Separated Funded Loans. Any mandatory prepayment pursuant to subsections 2.4A(ii)(a)-(f) shall be applied as set forth in such subsections; PROVIDED that all mandatory prepayments of the Revolving Loans shall be made ratably between Separated Funded Loans and General Revolving Loans in proportion to the respective principal

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               amounts outstanding on the date of each such prepayment and the amount of any mandatory reduction of the Revolving Loan Commitments otherwise required by such subsections shall be reduced by the amount of the prepayments made on the Separated Funded Loans; PROVIDED FURTHER, if at the time of such mandatory prepayment, the Term Loans have been repaid in full and the amount of such prepayment exceeds the sum of the Revolving Loan Commitments then in effect PLUS the Separated Funded Loans outstanding the amount by which such prepayment exceeds such amount shall be applied to the L/C Collateral Account until the L/C Collateral Account holds an amount equal to the Aggregate Available Amount (as defined in the Security Agreement)."

The remainder of such subsection is unchanged.

          E. AMENDMENT OF PREPAYMENT RESTRICTIONS ON RESTRICTED DEBT OBLIGATIONS. Subsections 2.4A(ii)(e)(2)(A) and 2.4A(ii)(e)(2)(C) are hereby amended to delete the words "in forward order of maturity" appearing in subclauses (i) and (ii) of subclause (A) and in subclause (C).

SECTION 3. AMENDMENTS TO SECTION 6

          A. AMENDMENT TO CONSOLIDATED LEVERAGE RATIO COVENANT. Subsection 6.6B of the Credit Agreement is hereby amended to revise the maximum Consolidated Leverage Ratio permitted at the dates shown below to the correlative ratio indicated:

     "Fiscal Quarter Ending               Maximum Consolidated Leverage Ratio
-----------------------------------------------------------------------------
June 30, 2002                                           4.5
-----------------------------------------------------------------------------
September 30, 2002                                      4.5
-----------------------------------------------------------------------------
December 31, 2002                                       4.5
-----------------------------------------------------------------------------
March 31, 2003                                          4.5"
-----------------------------------------------------------------------------

          B. AMENDMENT OF PREPAYMENT RESTRICTIONS ON RESTRICTED DEBT OBLIGATION. Subsection 6.12 B of the Credit Agreement is hereby amended to delete the phrase "in forward order of maturity" in the two places in such subsection which it appears.

SECTION 4. AMENDMENTS TO ASSIGNMENT PROVISIONS

          A. AMENDMENT OF ASSIGNMENT PROVISIONS. Subsection 10.2B(i) of the Credit agreement is hereby amended to read in its entirety as follows:

          "B.  Assignments.

               (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Loan, Commitment, Letter of Credit or participation therein or other Obligation may (a) be assigned in any amount (of a constant and not a varying percentage) to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice

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          to Borrowers' Agent and Administrative Agent or a Related Fund of such
          Lender; PROVIDED THAT, if such Related Fund is not a Lender, such assignment shall be in an amount not less than $1,000,000 in the case of a Term Loan or a Separated Funded Loan and $5,000,000 in the case of a Revolving Loan Commitment, Letter of Credit or participation therein or other Obligation or (b) be assigned in an amount (of a constant and not a varying percentage) of not less than $1,000,000 in the case of a Term Loan or a Separated Funded Loan and $5,000,000 in the case of a Revolving Loan Commitment, Letter of Credit or participation therein or other Obligation (or such lesser amount (X) as shall constitute the aggregate amount of all Loans, Commitments, Letters of Credit or participations therein and other Obligations of the assigning Lender or (Y) so long as, after giving effect to such assignment and any other assignments concurrently being made to the assignee, such assignee receives not less than $1,000,000 of Term
          Loans or Separated Funded Loans, or $5,000,000 of General Revolving Loans, Commitments, or other Obligations assigned to it) to any other Eligible Assignee with the giving of notice to Borrowers' Agent and Administrative Agent and, if no Event of Default shall have occurred and be continuing, with the consent of Borrowers' Agent and Administrative Agent, in the case of an assignment made by a Lender other than Administrative Agent, or with the consent of Borrowers' Agent, in the case of an assignment made by Administrative Agent
          (which consent of Borrowers' Agent and Administrative Agent shall not be unreasonably withheld, withdrawn, delayed or denied; PROVIDED that the inability of an Eligible Assignee to satisfy the requirements set forth in subsection 2.7C(iv) of this Agreement, if applicable, shall constitute reasonable grounds for withholding such consent); and PROVIDED FURTHER, HOWEVER, that any assignment in accordance with clause (b) either after the occurrence and during the continuation of an Event of Default or if required by applicable law shall not require the consent of the Borrowers' Agent or the Company; PROVIDED STILL FURTHER that an assignment of a Separated Funded Loan shall not constitute an assignment of any portion of the assignor's Revolving Loan Commitment. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Loans, Commitments, Letters of Credit or participations therein or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with, with respect to assignments which occur following the Closing Date, a processing and recordation fee of $3,500 payable to Administrative Agent and such certificates, documents or other evidence, if any, with respect to United States federal income tax withholding and foreign tax withholding matters as the assignee under such Assignment and Acceptance may be required to deliver to Administrative Agent pursuant to subsection 2.7C(iv). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment and Acceptance, (y) the assignee thereunder shall be a party hereto and a "Lender" hereunder to the extent of the portion of any such Commitment so assigned hereunder and, to the extent that rights and obligations hereunder have been assigned to it pursuant to

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          such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, including, without limitation, the obligation in subsection 10.20 to maintain the confidentiality of all non-public information received by it pursuant to this Agreement and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations (except as otherwise provided in subsection 10.11) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto); PROVIDED that, if the assignee of the assigning Lender is an Affiliate of such Lender, such assignee shall not be entitled to receive any greater amount pursuant to subsections 2.6E or 2.7 than the assigning Lender would have been entitled to receive in respect of the amount of the assignment effected by such assigning Lender to such Affiliate had no such assignment occurred. The Commitments hereunder shall be modified to reflect the Commitments of such assignee and any remaining Commitments of such assigning Lender and, if any such assignment occurs after the issuance of a Note to the assigning Lender hereunder, if requested pursuant to subsection 2.1G(iv), new Notes shall, upon surrender of the assigning Lender's Note, be issued upon request to the assignee and to the assigning Lender, substantially in the form of EXHIBIT IV, EXHIBIT V, EXHIBIT VI, EXHIBIT XIX or EXHIBIT XX annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender. In the event that a Lender assigns the full amount of its Term Loans and Revolving Loans, its Revolving Loan Commitments and its other Obligations and such Lender has an Offshore Loan Commitment, any outstanding Offshore Loans at the time of such assignment, such Lender must also assign the full amount of such Offshore Loans to an Eligible Assignee and the full amount of such Offshore Loan Commitment in accordance with the terms of this paragraph."

SECTION 5. REVISED AND NEW EXHIBITS

          The Credit Agreement is hereby amended to substitute a revised "Assignment and Agreement" and new "Form of General Revolving Note" and "Form of Separated Funded Note" as EXHIBIT X, EXHIBIT XIX and EXHIBIT XX, respectively, in substantially the form of Annex A, Annex B and Annex C to the Second Amendment, respectively.

SECTION 6. CONDITIONS TO EFFECTIVENESS

          This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "SECOND AMENDMENT EFFECTIVE DATE"); PROVIDED, THAT, upon the Second Amendment Effective Date, the definitions of "Consolidated Net Income" and "2002 Additional Asbestos Reserve" set forth in
SECTION 1A hereof and the modification to the definition of "Consolidated Net Worth" set forth in SECTION 1B hereof shall be given effect as of March 31, 2002:

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          A. On or before the Second Amendment Effective Date, Company and each of the Borrowers shall deliver to Administrative Agent such number of originally executed copies of the following as Administrative Agent may request, each, unless otherwise noted, dated the Second Amendment Effective Date:

               (i) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Second Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

               (ii) Signature and incumbency certificates of its officers executing this Amendment; and

               (iii) Executed copies of this Amendment.

          B. On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          C. Administrative Agent and Collateral Agent shall have received a written acknowledgement from each of the Subsidiary Guarantors providing that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment, that the Subsidiary Guaranty and each Collateral Document executed by such Subsidiary Guarantor shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and such other matters as Administrative Agent may reasonably request, all in a form satisfactory to Administrative Agent.

SECTION 7. COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company and each of the Borrowers represents and warrants to each Lender that the following statements are true, correct and complete:

          7.1 CORPORATE POWER AND AUTHORITY. Company and each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

          7.2 AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and each Borrower.

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          7.3 NO CONFLICT. The execution and delivery by Company and each
Borrower of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens in favor of the Collateral Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, other than those approvals and consents which have been obtained.

          7.4 GOVERNMENTAL CONSENTS. The execution and delivery by Company and each Borrower of this Amendment and the performance by Company and each Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for filings, consents or notices that have been or will be made or obtained during the period in which they are required to be obtained or made.

          7.5 BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by Company and each Borrower and are the legally valid and binding obligations of Company and each Borrower, enforceable against Company and each Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          7.6 INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

          7.7 ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 8. MISCELLANEOUS

          8.1 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

               (i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other

     Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, Collateral Agent or any other Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

          8.2 FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Domestic Borrowers.

          8.3 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          8.4 APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          8.5 COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, each Borrower and Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof and satisfaction of the conditions set forth in Section 6. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:                            OWENS-ILLINOIS GROUP, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


BORROWERS:                          OWENS-BROCKWAY GLASS CONTAINER INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    OI GENERAL FTS INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    OI PLASTIC PRODUCTS FTS INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    UNITED GLASS LIMITED


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    UNITED GLASS GROUP LIMITED


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    OWENS-ILLINOIS (AUSTRALIA) PTY LIMITED


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    ACI OPERATIONS PTY LIMITED


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    OI ITALIA S.R.L.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                   AZIENDE VETRARIE INDUSTRIALI RICCIARDI S.P.A.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    DEUTSCHE BANK TRUST COMPANY AMERICAS
                                    (F/K/A BANKERS TRUST COMPANY)
                                    INDIVIDUALLY AND AS ADMINISTRATIVE AGENT
                                    AND COLLATERAL AGENT


                                    BY:
                                       -----------------------------------------
                                        NAME:
                                        TITLE: